Exhibit 99.1

                                  CERTIFICATION
                                       OF
                        WAUSAU-MOSINEE PAPER CORPORATION
                UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002


      The undersigned Chief Executive Officer of Wausau-Mosinee Paper Corporation (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      Date: March 17, 2003

                                           THOMAS J. HOWATT
                                           Thomas J. Howatt
                                           President and CEO


      The undersigned Chief Financial Officer of Wausau-Mosinee Paper Corporation (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      Dated:March 17, 2003


                                           SCOTT P. DOESCHER
                                           Scott P. Doescher
                                           Senior Vice President, Finance
                                           (Chief Financial Officer)